Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Nominates Jamie Mendola and Rupert Duchesne as Members of the Board of Directors

WESTON, FL – June 27, 2019 - Monaker Group, Inc., (NASDAQ: MKGI), a technology leader in the travel and vacation rental markets, has nominated Jamie Mendola and Rupert Duchesne as nominees for appointment to the company’s board of directors at the combined 2020/2019 annual meeting of the company which will be held on August 15, 2019.

“Both of these appointments further strengthen an already robust board,” said Monaker Vice Chairman and CEO, William Kerby. “They also reflect our preparation for the next growth phase of our business following the commercial launch of our Monaker Booking Engine and growing industry adoption.”

“Jamie, a longtime investor in Monaker, will bring to our board extensive knowledge and experience with the technology investment community,” continued Mr. Kerby, “while Rupert will bring deep knowledge and experience with the travel industry as a former executive of Canada’s largest airline. Rupert is also a seasoned strategist and investment consultant. We expect their respective contributions of capital market insights, guidance and extensive tech-related relationships will have a valuable impact on our business as we expand our base of travel customers and partners around the world.”

Jamie Mendola Bio

Jamie Mendola is currently the Head of Strategy and M&A for Mercer Park LP, a single family office. He was previously the Founder and Chief Investment Officer of San Francisco-based Pacific Grove Capital. Pacific Grove was named the best new hedge fund by Hedge Funds Review in 2015 and Jamie received awards from Institutional Investor as a Hedge Fund Rising Star and was named as one of Tomorrow’s Titans by The Hedge Fund Journal. Pacific Grove initially invested in Monaker Group in 2017.

Prior to founding Pacific Grove, Jamie was a Partner at Scout Capital, where he worked from 2009-2014. He was a senior member of the firm’s Investment and Risk Committees and helped to manage Scout’s Palo Alto office. Previously, Jamie gained experience as a Principal at Watershed Asset Management, a private equity analyst at JLL Partners and an analyst in the investment banking program of J.P. Morgan Chase. Jamie graduated with a B.S. in Management, summa cum laude, from Binghamton University, where he was a four-year letter winner in baseball. He earned his MBA from Stanford’s Graduate School of Business.

Rupert Duchesne Bio

Rupert Duchesne is a member of the Order of Canada, awarded by the Governor General of Canada in 2016. As a senior executive of Air Canada, he pioneered the development of the airline’s frequent flyer program from a company division to the independent global enterprise, Aimia. Under his leadership, Aimia grew from a single loyalty program in a single market to a global enterprise with operations in more than 20 countries.

Mr. Duchesne joined Air Canada in 1996, where he held the positions of VP of Marketing, SVP of International, and ultimately chief integration officer, overseeing the integration of Air Canada with Canadian Airlines. Prior to Air Canada, he was active for 12 years in strategy and investment consulting around the world.

He is a Director of Mattamy Homes, a Vice President of the Board of Trustees of the Art Gallery of Ontario, and Vice Chair of the Board of the Luminato Festival.

Rupert holds an MBA from the University of Manchester and a Bachelor Honours degree in Pharmacology from the University of Leeds.

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About Monaker Group

Monaker Group is a technology-driven travel company focused on delivering innovation to the alternative lodging rental (ALR) market. The Monaker Booking Engine (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging. For more about Monaker Group, visit www.monakergroup.com.

Important Cautions Regarding Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Monaker believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Monaker’s annual, quarterly and special reports, proxy statements and other public filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company’s Annual Report on Form 10-K (as amended) for the period ended February 28, 2019 and the company's subsequently filed Quarterly Reports on Form 10-Q, which have been and will be filed with the SEC and are/will be available at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the company.

Company Contact:

Richard Marshall
Director of Corporate Development
Tel (954) 888-9779
Email: RMarshall@MonakerGroup.com

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